Boxlight Reports Fourth Quarter and Full Year 2024 Financial Results
Duluth, GA – Business Wire – March 28, 2025 – Boxlight Corporation (Nasdaq: BOXL) (“Boxlight” or the “Company”), a leading provider of interactive technology solutions, today announced the Company’s financial results for the fourth quarter and full year ended December 31, 2024.
Financial and Operational Highlights:
•Revenue was $24.0 million for the quarter, a decrease of 38.2% from the prior year quarter
•Gross profit margin in Q4'24 decreased by 110 basis points to 30.6% from the prior year quarter
•Net loss for the quarter was $16.7 million, inclusive of accelerated amortization of $12.3 million, compared to net loss of $17.7 million in the prior year quarter, inclusive of non-recurring impairment charges of $12.0 million.
•Net loss per basic and diluted common share was $8.65, compared to $9.35 net loss per basic and diluted common share in the prior year quarter
•Adjusted EBITDA decreased by $0.7 million to ($1.8) million from the prior year quarter
•Ended the quarter with $8.0 million in Cash, $1.3 million in Working Capital and $(12.9) million in Stockholders’ Equity
•Recently announced a unified worldwide display brand as Clevertouch by Boxlight
•Opened new showroom in Poland in August 2024
•Won 2024 Pro AV Best in Market Awards within the AV technology category for Clevertouch Edge Interactive Display
Management Commentary
“The market for interactive flat panel technology was challenging throughout 2024, and our financial results are a direct reflection of that dynamic,” commented Dale Strang, Chief Executive Officer. “The uncertainty surrounding government spending had a significant impact on buying behavior in several of major territories. While macro effects of factors such as tariffs might impact the overall market trends, Boxlight is fortunate to have built a diversified supply chain and a distributed geographical revenue base that largely insulates our business from any direct tariff impact. We have also spent much of 2024 improving our operating efficiency by streamlining processes and aggressive expense reduction, in line with our goal of making Boxlight the highest-value provider to customers. Encouragingly, analysts project a market recovery beginning in the second half of 2025 and into 2026. Our efficiency, combined with our expansion into new markets, such as corporate signage and campus communication solutions, positions us uniquely to outperform the market as it recovers. Accordingly, we are confident that Boxlight is poised to navigate the current challenges better than others in the industry as the market rebound gains momentum.”

“Our largest and most-established market of interactive flat panel displays has begun shifting from an initial installation and optimization market to a technology refresh cycle,” continued Mr. Strang. “This dynamic will ultimately benefit Boxlight due to our existing installation base and a diverse and comprehensive solutions suite which positions us to deliver upgrades across the entire value chain. Ongoing conversations with clients indicate the potential for significant and growing demand for technology updates, and while the economic uncertainty may affect the exact timing of this refresh cycle, demand will only increase as older technology begins to lag the evolving needs of our users. In addition to the growing demand for updating IFPDs, we are seeing encouraging signs of near-term demand in the audio and campus communication sector of our business, which should benefit our 2025 results.”
Financial Results for the Three Months Ended December 31, 2024 (Q4'24) vs. Three Months Ended December 31, 2023 (Q4'23)
Total revenues were $24.0 million as compared to $38.8 million for Q4'23, resulting in a 38.2% decrease. The decrease in revenues was due to lower sales volume across all markets resulting from lower global demand for interactive flat panel displays as well as competitive industry pricing.
Gross profit for Q4'24 was $7.3 million as compared to $12.3 million for Q4'23, resulting in a decrease of 40.3%. Gross profit margin decreased to 30.6% for Q4'24 compared to 31.7% for Q4'23. The decrease in gross profit margin was primarily related to recent increases in pricing pressure within the industry.

Total Q4'24 operating expenses were $23.6 million, as compared to $28.9 million for Q4'23, representing an 18.5% decrease from Q4'23. Excluding accelerated amortization of $12.3 million in Q4'24, total operating expenses were $11.3 million. Excluding non-recurring impairment charges, operating expenses were $16.9 million in Q4'23. The decrease in operating expenses is primarily due to planned initiatives to reduce operating expenses across all cost groups, with the largest declines in employee-related expenses of $2.0 million, occupancy expense of $1.1 million, stock compensation expense of $1.2 million, sales and marketing expense of $0.3 million, and travel expenses of $0.4 million.
Net loss, inclusive of $12.3 million accelerated amortization decreased $1.0 million to $16.7 million for Q4'24 and was a result of the changes noted above. Net loss attributable to common shareholders was $17.0 million in Q4'24 compared to $18.0 million in Q4'23, after deducting fixed dividends paid to Series B preferred shareholders of $0.3 million in both years.
Total Q4'24 comprehensive loss was $19.2 million compared to $14.9 million loss for Q4'23. The change reflects the effect of foreign currency translation adjustments on consolidation, with the net effect of a $2.5 million loss in Q4'24 and a $2.8 million income for Q4'23.
Basic and diluted EPS for Q4'24 was ($8.65) compared to ($9.35) for Q4'23.
EBITDA loss for Q4'24 was $2.5 million, as compared to EBITDA loss of $14.6 million for Q4'23.
Adjusted EBITDA loss for Q4'24 was $1.8 million, as compared to Adjusted EBITDA loss of $1.1 million for Q4'23. Adjustments to EBITDA included stock-based compensation expense, impairment of goodwill, gains/losses from the remeasurement of derivative liabilities, severance charges, and the effects of purchase accounting adjustments in connection with prior period acquisitions.
Financial Results for the Year Ended December 31, 2024 (FY'24) vs. the Year Ended December 31, 2023 (FY'23)
Total revenues for FY'24 were $135.9 million as compared to $176.7 million for FY'23, resulting in a 23.1% decrease. The decrease in revenues was primarily due to lower sales volume across all markets resulting from lower global demand for interactive flat panel displays as well as competitive industry pricing. FY'24 gross profit was $46.9 million, or 34.5% gross profit margin, as compared to $63.3 million or 35.8% gross profit margin, for FY'23.
Total operating expenses for FY'24 were $66.4 million (inclusive of $12.3 million accelerated amortization) as compared to $89.6 million for FY'23, inclusive of $25.2 million in goodwill impairment. The decrease in operating expenses is primarily due to planned initiatives to reduce operating expenses across all cost groups, with the largest declines in personnel related expenses of approximately $4.3 million, a reduction in occupancy costs of approximately $1.5 million, a decrease in sales and marketing expenses of approximately $1.1 million, a reduction in stock compensation of $1.7 million, and a decrease in travel expenses of approximately $1 million partially offset by a $1 million increase in research and development costs.
Net loss for FY'24 was $28.3 million, compared to $39.2 million for FY'23. Net loss attributable to common shareholders was $29.6 million and $40.4 million for FY'24 and FY'23, respectively, after deducting fixed dividends paid to Series B preferred shareholders of $1.3 million in both years.
Basic and diluted EPS for FY'24 was ($15.11) per basic and diluted share, compared to ($21.38) per basic and diluted share for FY'23.
EBITDA for FY'24 was $0.5 million, as compared to $17.6 million EBITDA loss for FY'23. Adjusted EBITDA for FY'24 was $4.3 million, as compared to $12.6 million for FY'23.
Balance Sheet; Credit Agreement
At December 31, 2024, Boxlight had $8.0 million in cash and cash equivalents, $1.3 million in working capital, and $37.1 million in debt, net of debt issuance costs.
As of December 31, 2024, we were not in compliance with the senior leverage ratio financial covenant under our credit agreement. Subsequent to quarter end, we were not in compliance with the borrowing base financial covenant under the Credit Agreement. On March 24, 2025, the Company entered into the Eighth Amendment to our Credit Agreement to waive the noncompliance. Although we have previously been successful in obtaining waivers with respect to these matters, there can be no assurance that we will obtain them in the future, or that the lender will not take action to accelerate all of our obligations under the Credit Agreement in the event of future noncompliance.
About Boxlight Corporation
Boxlight Corporation (Nasdaq: BOXL) is a leading provider of interactive technology solutions under its award-winning brands Clevertouch®, FrontRow™ and Mimio®. Boxlight aims to improve engagement and communication in diverse business and education environments. Boxlight develops, sells, and services its integrated solution suite including interactive displays, collaboration software, audio solutions, supporting accessories, and professional services. For more information about Boxlight and the Boxlight story, visit http://www.boxlight.com, https://www.clevertouch.com and https://www.gofrontrow.com.
Forward Looking Statements
This press release may contain information about Boxlight’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to maintain and grow its business, variability of operating results, its development and introduction of new products and services, marketing and other business development initiatives, and competition in the industry, among other things. Boxlight encourages you to review other factors that may affect its future results and performance in Boxlight’s filings with the Securities and Exchange Commission.
Use of Non-GAAP Financial Measures
To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and decision-making surrounding pro forma operations, we supplement our consolidated financial statements presented on a basis consistent with U.S. generally accepted accounting principles, or GAAP, with EBITDA and Adjusted EBITDA, which are non-GAAP financial measures of earnings. EBITDA represents net income before income tax expense (benefit), interest expense, depreciation and amortization. Adjusted EBITDA represents EBITDA plus stock-based compensation, severance charges, impairment of goodwill, the change in fair value of derivative liabilities, purchase accounting impact of inventory markup, and fair value adjustments to deferred revenue. Our management uses EBITDA and Adjusted EBITDA as financial measures to evaluate the profitability and efficiency of our business model. We use these non-GAAP financial measures to assess the strength of the underlying operations of our business. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. We find this especially useful when reviewing pro forma results of operations, which include large non-cash amortizations of intangible assets from acquisitions and stock-based compensation. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.
We report our operating results in accordance with U.S. GAAP. We have disclosed in the table below the results on a constant currency basis to facilitate period-to-period comparisons of our results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates we use to translate our operating results into U.S. Dollars for all countries where the functional currency is not the U.S. Dollar. Because we are a global company, the foreign currency exchange rates used for translation may have a significant effect on our reported results. In general, our reported financial results are affected positively by a weaker U.S. Dollar and are affected negatively by a stronger U.S. Dollar as compared to the foreign currencies in which we conduct our business. References to our operating results on a constant-currency basis mean our operating results without the impact of foreign currency exchange rate fluctuations.
We believe disclosure of constant-currency results is helpful to investors because it facilitates period-to-period comparisons of our results by increasing the transparency of our underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are non-U.S. GAAP financial measures and are not meant to be considered in isolation or as a substitute for comparable measures prepared in accordance with U.S. GAAP. Constant-currency results have no standardized meaning prescribed by U.S. GAAP, are not prepared under any comprehensive set of accounting rules or principles, and should be read in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

Discussion of the Effect of Constant Currency on Financial Condition
We calculate constant-currency amounts by translating local currency amounts in the current period at actual foreign exchange rates for the prior year period. Our constant-currency results do not eliminate the transaction currency impact of purchases and sales of products in a currency other than the functional currency.

	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	% Decrease
	(Dollars in thousands)
Total revenues
As reported	$23,996	$38,812	(38)%
Impact of foreign currency translation	(491)	-
Constant-currency	$23,505	$38,812	(39)%

	Year Ended December 31, 2024	Year Ended December 31, 2023	% Decrease
	(Dollars in thousands)
Total revenues
As reported	$135,893	$176,721	(23)%
Impact of foreign currency translation	(1,985)	-
Constant-currency	$133,908	$176,721	(24)%

Boxlight Corporation
Condensed Consolidated Balance Sheets
As of December 31, 2024 and December 31, 2023
(in thousands, except share and per share amounts)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$8,007	$17,253
Accounts receivable – trade, net of allowances of $394 and $421, respectively	18,325	32,668
Inventories, net of reserves	43,265	44,131
Prepaid expenses and other current assets	8,785	9,528
Total current assets	78,382	103,580

Property and equipment, net of accumulated depreciation	2,134	2,477
Operating lease right of use asset	8,055	8,846
Intangible assets, net of accumulated amortization	25,944	45,964
Other assets	790	906
Total assets	$115,305	$161,773

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$24,176	$32,899
Short-term debt	37,148	1,037
Operating lease liabilities, current	2,018	1,827
Deferred revenues, current	9,015	8,698
Derivative liabilities	1	205
Other short-term liabilities	4,682	4,768
Total current liabilities	77,040	49,434

Deferred revenues, non-current	15,158	16,347
Long-term debt	—	39,134
Deferred tax liabilities, net	901	4,316
Operating lease liabilities, non-current	6,428	7,282
Other long-term liabilities	165	—
Total liabilities	99,692	116,513

Mezzanine equity:
Preferred Series B, 1,586,620 shares issued and outstanding	16,146	16,146
Preferred Series C, 1,320,850 shares issued and outstanding	12,363	12,363
Total mezzanine equity	28,509	28,509

Stockholders’ equity:
Preferred stock, $0.0001 par value, 50,000,000 shares authorized; 167,972 shares issued and outstanding, as of December 31, 2024 and 2023	—	—
Common stock, $0.0001 par value, 3,750,000 shares authorized; 1,970,615 and 1,940,900 Class A shares issued and outstanding at December 31, 2024 and 2023, respectively	—	—
Additional paid-in capital	119,487	119,725
Accumulated deficit	(132,610)	(104,275)
Accumulated other comprehensive income	227	1,301
Total stockholders’ (deficit) equity	(12,896)	16,751

Total liabilities and stockholders’ equity	$115,305	$161,773
*As adjusted for reverse stock split.

Boxlight Corporation
Condensed Consolidated Statements of Operations and Comprehensive Loss
For the year ended December 31, 2024 and 2023
(in thousands, except per share amounts)

	2024	2023
Revenues, net	$135,893	$176,721
Cost of revenues	88,952	113,419
Gross profit	46,941	63,302

Operating expense:
General and administrative expenses	62,285	61,252
Research and development	4,126	3,155
Impairment of goodwill	—	25,195
Total operating expense	66,411	89,602

Loss from operations	(19,470)	(26,300)

Other income (expense):
Interest expense, net	(10,252)	(10,840)
Other expense, net	(727)	(417)
Gain on settlement of liabilities, net	—	—
Change in fair value of derivative liabilities	205	267
Total other expense	(10,774)	(10,990)
Loss before income taxes	(30,244)	(37,290)
Income tax benefit (expense)	1,909	(1,866)
Net loss	(28,335)	(39,156)
Fixed dividends - Series B Preferred	(1,269)	(1,269)
Net loss attributable to common stockholders	$(29,604)	$(40,425)

Comprehensive loss:
Net loss	(28,335)	(39,156)
Other comprehensive loss:
Foreign currency translation adjustment	(1,074)	2,215
Total comprehensive loss	$(29,409)	$(36,941)

Net loss per common share – basic and diluted - as adjusted*	$(15.11)	$(21.38)

Weighted average number of common shares outstanding – basic and diluted - as adjusted*	1,959	1,891
*As adjusted for reverse stock split.

Reconciliation of net loss for the three months and year ended December 31, 2024 and 2023 to EBITDA and Adjusted EBITDA

(in thousands)	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2023
Net loss	$(16,707)	$(17,671)	$(28,335)	$(39,156)
Depreciation and amortization	14,342	1,966	20,529	8,859
Interest expense	2,529	2,619	10,252	10,840
Income tax (benefit) expense	(2,676)	(1,514)	(1,909)	1,866
EBITDA	$(2,512)	$(14,600)	$537	$(17,591)
Stock compensation expense	156	1,307	1,389	3,131
Change in fair value of derivative liabilities	(3)	(217)	(205)	(267)
Purchase accounting impact of fair valuing inventory	—	113	225	448
Purchase accounting impact of fair valuing deferred revenue	161	341	939	1,649
Impairment of Goodwill	—	11,969	—	25,195
Severance charges	$440	$—	$1,383
Adjusted EBITDA	$(1,758)	$(1,087)	$4,268	$12,565

Media
Sunshine Nance
+1 360-464-2119 x254
sunshine.nance@boxlight.com
Investor Relations
Greg Wiggins
+1 360-464-4478
investor.relations@boxlight.com